
                                  WEINGARTEN REALTY INVESTORS
                               COMPUTATION OF RATIOS OF EARNINGS
                          AND FUNDS FROM OPERATIONS TO FIXED CHARGES
                                 (DOLLAR AMOUNTS IN THOUSANDS)

                                                         Three Months Ended   Six Months Ended
                                                               June 30,          June 30,
                                                         ------------------  ------------------

                                                          1998      1997      1998      1997
                                                         -------  --------  --------  --------
Net income. . . . . . . . . . . . . . . . . . . . . . .  $13,682  $12,755   $26,011   $25,531

Add:
Portion of rents representative of the interest factor.      199      155       402       317
Interest on indebtedness. . . . . . . . . . . . . . . .    8,086    7,243    16,420    14,141
Preferred Dividends . . . . . . . . . . . . . . . . . .    1,395        0     1,969         0
Amortization of debt cost . . . . . . . . . . . . . . .       91      100       190       210
                                                         -------  --------  --------  --------
    Net income as adjusted. . . . . . . . . . . . . . .  $23,453  $20,253   $44,992   $40,199
                                                         =======  ========  ========  ========

Fixed charges:
Interest on indebtedness. . . . . . . . . . . . . . . .  $ 8,086  $ 7,243   $16,420   $14,141
Capitalized interest. . . . . . . . . . . . . . . . . .      377      172       649       297
Preferred Dividends . . . . . . . . . . . . . . . . . .    1,395        0     1,969         0
Amortization of debt cost . . . . . . . . . . . . . . .       91      100       190       210
Portion of rents representative of the interest factor.      199      155       402       317
                                                         -------  --------  --------  --------
    Fixed charges . . . . . . . . . . . . . . . . . . .  $10,148  $ 7,670   $19,630   $14,965
                                                         =======  ========  ========  ========

RATIO OF EARNINGS TO FIXED CHARGES. . . . . . . . . . .     2.31     2.64      2.29      2.69
                                                         =======  ========  ========  ========


Net income. . . . . . . . . . . . . . . . . . . . . . .  $13,682  $12,755   $26,011   $25,531
Depreciation and amortization . . . . . . . . . . . . .   10,127    9,338    20,114    18,531
(Gain) loss on sales of property. . . . . . . . . . . .       13      (53)      (70)     (102)
Extraordinary charge (early retirement of debt) . . . .                       1,392
    Funds from operations . . . . . . . . . . . . . . .   23,822   22,040    47,447    43,960
Add:
Portion of rents representative of the interest factor.      199      155       402       317
Interest on indebtedness. . . . . . . . . . . . . . . .    8,086    7,243    16,420    14,141
Amortization of debt cost . . . . . . . . . . . . . . .       91      100       190       210
                                                         -------  --------  --------  --------
    Funds from operations as adjusted . . . . . . . . .  $32,198  $29,538   $64,459   $58,628
                                                         =======  ========  ========  ========

RATIO OF FUNDS FROM OPERATIONS TO FIXED CHARGES . . . .     3.17     3.85      3.28      3.92
                                                         =======  ========  ========  ========
